Scottish Re Group Limited Announces Operating Results for the Fourth Quarter and Year Ended December 31, 2003

HAMILTON, Bermuda--(BUSINESS WIRE)--Feb. 12, 2004--Scottish Re Group Limited (NYSE:SCT) today reported that income from continuing operations for the quarter ended December 31, 2003 was $30.3 million, or $0.82 per diluted share, as compared to $13.2 million, or $0.47 per diluted share for the prior year period. Net operating earnings were $18.3 million, or $0.50 per diluted share for the quarter ended December 31, 2003 as compared to $14.3 million, or $0.51 per diluted share for the prior year period.

Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continued operations determined in accordance with GAAP.

Income from continuing operations for the year ended December 31, 2003 was $48.8 million, or $1.52 per diluted share, compared to $33.2 million, or $1.25 per diluted share for the prior year period. Net operating earnings for the year ended December 31, 2003 amounted to $41.0 million, or $1.27 per diluted share compared to $41.3 million, or $1.56 per diluted share for the prior year period.

Net income for the quarter, including the results of the discontinued Luxembourg operations and the cumulative effect of the change in accounting principle amounted to $10.5 million, or $0.29 per diluted share as compared to $12.7 million or $0.45 per diluted share for the prior year period. Net income for the year ended December 31, 2003 was $27.3 million or $0.85 per diluted share, compared to $32.5 million, or $1.23 per diluted share in the prior year period.

During the quarter, the Company adopted Derivatives Implementation Group Implementation Issue No. 36, "Embedded Derivatives: Bifurcation of a Debt Instrument that Incorporates Both Interest Rate Risk and Credit Rate Risk Exposures that are Unrelated or Only Partially Related to the Credit worthiness of the Issuer of the Instrument." The initial adoption has resulted in a loss, after tax and after related amortization of deferred acquisition costs of $19.5 million. This has been recorded as a cumulative effect of change in accounting principle in our consolidated statement of income for the quarter and year ended December 31, 2003. The change in fair value of the derivative for the quarter was a gain of $13.9 million, net of related amortization of deferred acquisition costs.

During 2003, the Company also adopted the modified prospective method of fair value-based stock option expense provisions of SFAS No. 123 as amended by SFAS No. 148. "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123". This has resulted in a charge to income of $49,000 and $207,000 in the three months and year ended December 31, 2003, respectively.

"With this earnings report, we complete our fifth year in the life reinsurance business on a favorable note," said Michael C. French, Chairman and Chief Executive Officer of Scottish Re Group Limited. "Clearly, the Company has recovered from a disappointing third quarter and is exceptionally well positioned to deliver earnings growth, book value per share growth and expanding returns on equity consistent with our long-term plans to build value for all shareholders."

Total revenue for the quarter increased to $196.5 million from $109.2 million for the prior year period, an increase of 80%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $182.0 million from $110.8 million for the prior year period, an increase of 64%. Total revenue for the year increased to $557.4 million from $306.2 million, an increase of 82%. Total revenue for the year, excluding realized gains and losses and the change in value of embedded derivatives, increased from $317.0 million to $547.9 million, an increase of 73%. Total benefits and expenses increased to $169.2 million for the quarter from $98.1 million, an increase of 72%, and to $519.6 million from $274.9 million for the year, an increase of 89%. The increases were principally driven by the growth in the Company's reinsurance business both in North America and in our International operations.

The Company's total assets were $6.1 billion as of December 31, 2003. This includes approximately $1.4 billion of assets arising on the acquisition of ERC Life. The core investment portfolio, comprising fixed maturity investments and most of the cash and cash equivalents, totaled $2.4 billion, and had an average quality rating of "AA-", an effective duration of 3.9 years and a weighted average book yield of 4.5%. This compares with a portfolio balance of $1.1 billion, an average quality rating of "AA-", effective duration of 3.0 years and an average book yield of 4.9% as of December 31, 2002.

Funds withheld at interest, totaling $1.5 billion, had an average quality rating of "A-", an effective duration of 5.1 years and a weighted average book yield of 6.3% at December 31, 2003. This compares with a total of $1.1 billion with an average quality rating of "A", an effective duration of 5.4 years and an average book yield of 6.5% at December 31, 2002. The market value of the funds withheld at interest amounted to $1.6 billion at December 31, 2003.

During the quarter, the Company privately placed $30 million of trust preferred securities. In December we completed a public offering of 5,750,000 Hybrid Capital Units ("HyCUs"), which included an over allotment option of 750,000 HyCUs. The net proceeds of the offering were $138.2 million. Each HyCU consists of a forward purchase contract issued by the Company and a convertible preferred share redeemable on May 21, 2007.

"Over the past five years we have successfully built a leading global life reinsurance specialist," said Scott E. Willkomm, President of Scottish Re Group Limited. "We have the people, the knowledge and the financial resources to capitalize on favorable market opportunities to grow our business and produce superior risk adjusted returns."

As of December 31, 2003, the Company had approximately $275 billion of life reinsurance in force covering 6.2 million lives with an average benefit per life of $43,000 in our North American operations. This includes $156 billion of in force arising on the acquisition of ERC Life. As of December 31, 2002, the Company had approximately $68.0 billion of life reinsurance in force covering 1,387,000 lives.

The Company's book value per share was $18.73 at December 31, 2003 as compared to $18.24 per share at December 31, 2002.

On December 22, 2003, we completed the acquisition of 95% of the outstanding capital stock of ERC Life Reinsurance Corporation, which we refer to as ERC Life, for $151 million in cash, subject to certain closing adjustments. ERC Life was a subsidiary of General Electric's Employers Reinsurance Corporation.

The Company's earnings conference call will be held at 11.00 a.m on Thursday, February 12, 2004. The dial-in number is (703) 871-3096 or (888) 747-3526 and the reservation number is 370621. A replay of the call will be available beginning at 3:00 pm on Thursday, February 12, 2004 and running through Thursday, March 4, 2004. The dial-in number for the replay is (703) 925-2533 or
(888) 266-2081 and the PIN code is 370621. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, http://www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's and Scottish Re Limited (formerly World-Wide Reassurance Limited), which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's. Additional information about Scottish Re can be obtained from its Web site, http://www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Scottish Re Group Limited

                              Financial Highlights
     (Stated in Thousands of United States Dollars, Except Per Share Data)
----------------------------------------------------------------------

                          Three      Three
                          months     months
                          ended      ended     Year ended  Year ended
                          Dec. 31,   Dec. 31,   Dec. 31,    Dec. 31,
                           2003        2002       2003        2002
                          --------   --------   --------    --------

Total revenue            $196,464    $109,196   $557,366    $306,212
Net operating
 earnings(1)               18,329      14,338     41,047      41,345
Income from continuing
 operations                30,266      13,191     48,788      33,235
Net income                 10,540      12,698     27,280      32,524

Net operating earnings
 per share
  Basic                     $0.52       $0.53      $1.34       $1.64
  Diluted                   $0.50       $0.51      $1.27       $1.56

Earnings per share from
 continuing operations
  Basic                     $0.86       $0.49      $1.59       $1.32
  Diluted                   $0.82       $0.47      $1.51       $1.25
Earnings per share
  Basic                     $0.30       $0.47      $0.89       $1.29
  Diluted                   $0.29       $0.45      $0.85        1.23

Dividends per share         $0.05       $0.05      $0.20       $0.20

Weighted average shares
  Outstanding
  Basic                  35,201,157 26,927,456  30,652,719 25,190,283
  Diluted                36,919,283 28,128,344  32,228,001 26,505,611


(1) Excludes effect of realized gains (losses), change in value of embedded derivatives, amortization of related deferred acquisition costs and losses from discontinued operations.

                            Dec. 31,    Dec. 31,
                              2003        2002
                           ----------  ----------
Book value per share -
 including effect of SFAS
 115 and fair value of
 derivatives                 $ 18.73     $18.24
Book value per share -
 excluding effect of SFAS
 115 and fair value of
 derivatives                 $ 18.51     $17.91

                            Scottish Re Group Limited
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                                  Dec. 31,   Dec. 31,
                                                    2003        2002
                                                ----------  ----------

Assets
Fixed maturity investments                      $2,014,719 $1,003,946
Preferred stock                                    126,449         --
Investment in unit-linked securities                    --     16,497
Cash and cash equivalents                          298,149    149,666
Other investments                                   17,678      5,631
Funds withheld at interest                       1,469,425  1,101,836
                                                ----------------------
    Total investments                            3,926,420  2,277,576
Accrued interest receivable                         22,789     11,910
Reinsurance balances and risk fees receivable      196,192     39,805
Deferred acquisition costs                         308,591    213,516
Amounts recoverable from reinsurers                737,429     22,608
Present value of inforce business                   13,479     18,181
Goodwill                                            35,847     35,847
Fixed assets                                        11,800      6,493
Other assets                                        45,209     11,702
Deferred tax benefit                                11,724         --
Segregated assets                                  743,137    653,588
                                                ----------------------
     Total assets                               $6,052,617 $3,291,226
                                                ======================

Liabilities
Reserves for future policy benefits             $1,502,415   $386,807
Interest sensitive contract liabilities          2,633,346  1,567,176
Unit-linked contract liabilities                        --     17,069
Accounts payable and accrued expenses               31,673     15,702
Reinsurance balances payable                       125,756     16,348
Other liabilities                                   30,546         --
Deferred tax liability                                  --      9,071
Current income tax payable                          12,177      1,873
Long term debt                                     162,500    132,500
Segregated liabilities                             743,137    653,588
                                                ----------------------
     Total liabilities                           5,241,550  2,800,134
                                                ----------------------

Minority Interest                                    9,295         --
Mezzanine Equity                                   141,928         --
Shareholders' equity
Share capital, par value $0.01 per share:
Issued and fully paid: 35,228,411 ordinary
 shares (2002 - 26,927,456)                            352        269
Additional paid- in capital                        548,750    416,712

Accumulated other comprehensive income
Unrealized appreciation on investments, net of
 tax                                                16,848      8,930
    Other comprehensive income                      12,186      4,537
Retained earnings                                   81,708     60,644
                                                ----------------------
    Total shareholders' equity                     659,844    491,092
                                                ----------------------
 Total liabilities and shareholders' equity     $6,052,617 $3,291,226
                                                ======================



                            Scottish Re Group Limited
                        Consolidated Statements of Income
                 (Stated in Thousands of United States Dollars)

                           Three     Three
                           months    months
                          ended      ended     Year ended  Year ended
                          Dec. 31,   Dec. 31,   Dec. 31,    Dec. 31,
                           2003        2002       2003        2002
                          --------------------------------------------

Revenues
Premiums earned           $139,679    $78,432   $391,976    $202,536
Investment income, net      41,756     31,376    148,028     107,906
Fee income                     604        958      7,907       6,574
Realized gains (losses)        522     (1,570)    (4,448)    (10,804)
Change in value of embedded
 derivatives                13,903         --     13,903          --
                          --------------------------------------------
     Total revenues        196,464    109,196    557,366     306,212
                          --------------------------------------------

Benefits and expenses
Claims and other
 policy benefits            97,977     55,882    275,863     142,158
Interest credited to
 interest sensitive
 contract liabilities       23,119     14,597     89,180      48,140
Acquisition costs and other
 insurance expenses         39,868     20,281    116,000      60,073
Operating expenses           6,254      6,548     31,021      23,086
Interest expense             2,024        821      7,557       1,414
                          --------------------------------------------
     Total benefits
      and expenses         169,242     98,129    519,621     274,871
                          --------------------------------------------

Income from continuing
 operations before
 income taxes and
 minority interest          27,222     11,067     37,745      31,341
Income tax benefit           3,106      2,124     11,105       1,894
                          --------------------------------------------

Income from continuing
 operations before
 minority interest          30,328     13,191     48,850      33,235
Minority interest              (62)        --        (62)         --
                          --------------------------------------------
Income from continuing
 operations                 30,266     13,191     48,788      33,325
Loss from discontinued
 operations                   (189)      (493)    (1,971)       (711)
Cumulative effect of change
 in accounting principle   (19,537)        --    (19,537)         --
                          --------------------------------------------
Net income                 $10,540    $12,698    $27,280     $32,524
                          ============================================



                            Scottish Re Group Limited
                           Supplemental Information -
                 Net Operating Earnings and Book Value Per Share
         (Stated in Thousands of United States Dollars, Except Per Share
                                    Amounts)

                          Three      Three
                          months     months
                          ended      ended     Year ended  Year ended
                          Dec. 31,   Dec. 31,   Dec. 31,    Dec. 31,
                           2003        2002       2003        2002
                          --------------------------------------------

Net operating earnings
----------------------
Income from continuing
 operations                $30,266    $13,191    $48,789    $33,235
Realized losses (gains) -
 non taxable companies        (281)       310        685      1,722
Realized losses (gains) -

 taxable companies            (240)     1,259      3,763      9,082
Change in value of
 embedded derivatives -
 non taxable companies        (388)        --       (388)        --
Change in value of
 embedded derivatives -
 taxable companies         (13,516)        --    (13,516)        --
Taxes on realized
 gains/losses and change
 in value of embedded
 derivatives                 2,488       (422)     1,714     (2,694)
                          --------------------------------------------
Net operating earnings     $18,329    $14,338    $41,047    $41,345
                          ============================================

Net operating earnings per
 share
    Basic                    $0.52      $0.53      $1.34      $1.64
    Diluted                  $0.50      $0.51      $1.27      $1.56

Weighted average number of shares
  Outstanding
  Basic                   35,201,157 26,927,456 30,652,719 25,190,283
  Diluted                 36,919,283 28,128,344 32,228,001 26,505,611


                                                 Dec. 31,    Dec. 31,
                                                   2003        2002
                                                ----------------------

Book Value Per Share
--------------------
Shareholders' equity                              $659,844   $491,092
Unrealized appreciation on investments,
 net of tax                                        (16,848)    (8,930)
Fair value of embedded derivatives                   9,049         --
                                                ----------------------
Total                                             $652,045   $482,162
                                                ======================

No. of shares                                   35,228,411 26,927,456

Book value per share - excluding effect of SFAS
 115 and fair value of embedded derivatives        $ 18.51     $17.91

    CONTACT: Scottish Re Group Limited, Hamilton
             Scott E. Willkomm, 441-298-4364
             scott.willkomm@scottishre.com

    SOURCE: Scottish Re Group Limited